Exhibit 99.1

CIENA Reports Second Quarter 2004 Results

    LINTHICUM, Md.--(BUSINESS WIRE)--May 20, 2004--CIENA(R) Corporation (NASDAQ:CIEN), a leading global provider of innovative networking solutions, today reported its second fiscal quarter results for the period ending April 30, 2004. Revenue for the quarter totaled $74.7 million, representing a 12.5% sequential increase and an increase of 1.6% for the same period a year ago. On a generally accepted accounting principles (GAAP) basis, CIENA's reported net loss for the quarter was $76.2 million, or a net loss of $0.16 per share.
    "The last quarter was important for CIENA as we took significant and deliberate steps in two key areas aimed at improving our business in both the immediate and longer-term," said Gary Smith, CIENA's president and CEO. "First, with the acquisitions of Catena Networks and Internet Photonics, we have added products to help build CIENA into a leading provider of service-delivery solutions. Second, we initiated the next phase of strategic operating expense reductions that will improve our cost structure and shorten the path to our near-term goals of achieving cash flow breakeven and profitability."

    Second Quarter 2004 Highlights

    -- Ended the quarter with cash and short- and long-term investments valued at $1.46 billion, using cash of $60 million in the quarter.

    -- Announced expected annualized cost savings of $60 to $70 million, including $55 to $65 million at the operating expense level, associated with closing the Company's San Jose, Calif., facility and related headcount reductions.

    -- Announced customer wins spanning CIENA's networking solutions portfolio including:

        -- MCI's selection of CIENA as a strategic supplier for its new nationwide, ultra long-haul network.

        -- Verizon's choice of CIENA's multiservice switching solutions to enhance the efficiency of its nationwide enterprise data services.

        -- Red Electrica's deployment of CIENA solutions to expand its broadband services.

        -- An exclusive agreement with UK-carrier, THUS, for CIENA's multiservice solutions in metro and edge applications.

        -- Spanish Internet service provider, Arsys Internet's, selection of CIENA and reseller partner Laurel Networks, for a Broadband Remote Access Server (B-RAS) application.

    -- In addition, SBC recognized CIENA as an outstanding supplier for the superior performance of its DN 7000(TM) Series
        Multiservice Edge Switch.

    -- From a solutions perspective, CIENA announced and began deployments of the next-generation of its core networking capabilities with CoreStream(TM) Agility, designed to enable efficient delivery of high-growth broadband services, and also a new-generation CN 2000(TM) Storage Over SONET/SDH Platform to incorporate Dynamic Bandwidth Assignment capabilities and the latest ITU Generic Framing Procedure (GFP) standard.

    In addition, on May 3, 2004, just following completion of CIENA's second fiscal quarter, the Company announced it had completed the acquisitions of Catena Networks, Inc. and Internet Photonics, Inc.

    Non-GAAP Presentation

    In evaluating the operating performance of its business, CIENA's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the table below, share one or more of the following characteristics: they are unusual, and CIENA does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.



                                        Quarter Ended  6 Months Ended
                                        -------------- ---------------
                                        April 30, 2004 April  30, 2004
                                        -------------- ---------------
Item                                    (in thousands) (in thousands)
----                                    -------------- ---------------
Deferred stock compensation             $       1,902  $        4,746
Amortization of intangible assets               3,395           6,791
Accelerated amortization of leasehold
 improvements                                   1,649           1,649
Restructuring costs                             5,185           8,578
Recovery of use tax payments                   (1,931)         (1,931)
Recovery of doubtful accounts, net             (2,794)         (2,794)
Gain on equity investments, net                  (139)           (593)
Loss on extinguishment of debt                      -           8,216
Income tax benefit on adjusted net loss        24,402          45,437
                                        -------------- ---------------
                      Total Adjustments $      31,669  $       70,099
                                        ============== ===============

GAAP Net Loss                           $     (76,216) $     (152,924)
Adjusted for items above                       31,669          70,099
                                        -------------- ---------------
Non GAAP Net Loss                       $     (44,547) $      (82,825)
                                        ============== ===============


  Please see Appendix A for additional information about this table.


    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.
    As of the quarter ended April 30, 2004, CIENA's weighted average shares outstanding were approximately 475,189,000. Adjusting CIENA's quarterly GAAP results as noted would reduce the Company's net loss in its second fiscal quarter to $0.09 per share.
    For the six months ended April 30, 2004, CIENA's weighted average shares outstanding were approximately 474,192,000. Adjusting CIENA's six month GAAP results as noted would reduce the Company's net loss for the period to $0.17 per share.

    Business Outlook

    "While it appears the industry has achieved a certain level of stability, customers are maintaining an overall cautious and focused approach to spending," said CIENA's Smith. "Spending in the core of the network remains a secondary priority as service providers focus on getting more users on to their networks and generating more revenue from that traffic. With the addition of new service delivery platforms from Catena and Internet Photonics, CIENA is better positioned to benefit from that focus.
    "In part as a result of our broader portfolio reach, we expect revenue for our third fiscal quarter will increase by as much as 30 percent from our fiscal second quarter revenue," said Smith.

    Live Web Broadcast of Q2 Results

    CIENA will host a discussion of this morning's announcements with investors and financial analysts today, Thursday, May 20, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via CIENA's homepage at www.CIENA.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of CIENA's website at: www.CIENA.com/investors.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions of CIENA (the Company) that involve risks and uncertainties. Forward-looking statements in this release, including but not limited to: we initiated the next phase of strategic operating expense reductions that will improve our cost structure and shorten the path to our near-term goals of achieving cash flow breakeven and profitability; while it appears the industry has achieved a certain level of stability, customers are maintaining an overall cautious and focused approach to spending; spending in the core of the network remains a secondary priority as service providers focus on getting more users on to their networks and generating more revenue from that traffic; with the addition of new service delivery platforms from Catena and Internet Photonics, CIENA is better positioned to benefit from that focus; and, in part as a result of our broader portfolio reach, we expect revenue for our third fiscal quarter will increase by as much as 30 percent from our fiscal second quarter revenue, are based on information available to the Company as of the date hereof. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's Report on Form 10-Q, which we expect to file with the Securities and Exchange Commission on May 20, 2004. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                           CIENA CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                                Quarter Ended      Six Months Ended
                             ------------------- ---------------------
                             April 30, April 30, April 30,  April 30,
                               2003      2004      2003       2004
                             --------- --------- ---------- ----------

Revenues:
  Products                   $ 63,399  $ 62,422  $ 124,620  $ 117,096
  Services                     10,141    12,277     19,394     24,017
                             --------- --------- ---------- ----------
Total revenue                  73,540    74,699    144,014    141,113

Costs:
  Products                     40,406    56,289     79,983     90,849
  Services                     14,919    10,188     29,551     21,489
                             --------- --------- ---------- ----------
Total cost of goods sold       55,325    66,477    109,534    112,338
                             --------- --------- ---------- ----------
  Gross profit                 18,215     8,222     34,480     28,775
                             --------- --------- ---------- ----------
Operating expenses:
  Research and development     52,193    46,479    105,927     93,656
  Selling and marketing        25,663    25,075     52,268     50,543
  General and administrative    8,066     5,992     22,772     13,083
  Deferred stock
   compensation costs:
    Research and development    3,406     1,408      7,204      3,613
    Selling and marketing         676       415      1,435        933
    General and
     administrative               346        79        720        200
  Amortization of intangible
   assets                       3,421     3,395      6,975      6,791
  Restructuring costs           2,724     5,185      2,724      8,578
  Recovery of use tax
   payments                         -    (1,931)         -     (1,931)
  Recovery of doubtful
   accounts, net                    -    (2,794)         -     (2,794)
                             --------- --------- ---------- ----------
    Total operating expenses   96,495    83,303    200,025    172,672
                             --------- --------- ---------- ----------

Loss from operations          (78,280)  (75,081)  (165,545)  (143,897)

Interest and other income,
 net                           11,131     5,614     24,432     13,292

Interest expense               (8,061)   (6,473)   (20,264)   (13,857)

Gain (loss) on equity
 investments, net                   -       139        (10)       593

Loss on extinguishment of
 debt                               -         -    (20,606)    (8,216)
                             --------- --------- ---------- ----------

Loss before income taxes      (75,210)  (75,801)  (181,993)  (152,085)

Provision for income taxes        251       415        610        839
                             --------- --------- ---------- ----------

Net loss                     $(75,461) $(76,216) $(182,603) $(152,924)
                             ========= ========= ========== ==========

Basic and diluted net loss
 per common share and
 dilutive potential common
 share                       $  (0.17) $  (0.16) $   (0.42) $   (0.32)
                             ========= ========= ========== ==========

Weighted average basic        433,932   475,189    433,330    474,192
 common and dilutive         ========= ========= ========== ==========
 potential common shares
 outstanding




                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)


                                               October 31,  April 30,
                                                  2003        2004
                                               ----------- -----------
                    ASSETS
Current assets:
  Cash and cash equivalents                    $  309,665  $  218,145
  Short-term investments                          796,809     824,929
  Accounts receivable, net                         43,600      38,593
  Inventories, net                                 44,995      34,457
  Prepaid expenses and other                       34,334      42,388
                                               ----------- -----------
    Total current assets                        1,229,403   1,158,512
Long-term investments                             519,744     416,199
Equipment, furniture and fixtures, net            114,930     100,123
Goodwill                                          336,039     335,974
Other intangible assets, net                      108,408      99,681
Other long-term assets                             69,641      67,346
                                               ----------- -----------
    Total assets                               $2,378,165  $2,177,835
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $   44,402  $   38,532
  Accrued liabilities                              98,926      89,797
  Restructuring liabilities                        14,378      12,605
  Unfavorable lease commitments                     9,380       9,467
  Income taxes payable                              4,640       5,596
  Deferred revenue                                 14,473      16,373
                                               ----------- -----------
    Total current liabilities                     186,199     172,370
Long-term deferred revenue                         14,547      16,964
Long-term restructuring liabilities                52,164      45,888
Long-term unfavorable lease commitments            61,312      56,362
Other long-term obligations                         2,698       2,741
Convertible notes payable                         730,428     690,000
                                               ----------- -----------
    Total liabilities                           1,047,348     984,325
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                               -           -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 473,214,856 and
   476,940,672 shares issued and outstanding        4,732       4,769
  Additional paid-in capital                    4,861,182   4,874,950
  Deferred stock compensation                      (9,664)     (4,572)
  Notes receivable from stockholders                 (448)       (448)
  Accumulated other comprehensive income
   (loss)                                           2,447        (833)
  Accumulated deficit                          (3,527,432) (3,680,356)
                                               ----------- -----------
                                                1,330,817   1,193,510
                                               ----------- -----------
  Total liabilities and stockholders' equity   $2,378,165  $2,177,835
                                               =========== ===========


    Appendix A

    The adjustments management makes in analyzing CIENA's first quarter fiscal 2004 GAAP results are as follows:

    -- Deferred stock compensation costs - a non-cash expense largely unrelated to normal operations, and which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire.

    -- Amortization of intangible assets - a non-cash expense unrelated to normal operations arising from acquisitions of intangible assets, principally developed technology acquired in the Cyras, ONI, WaveSmith, and Akara acquisitions, which CIENA is required to amortize over its expected useful life.

    -- Accelerated amortization of leasehold improvements - a non-cash expense related to the planned closing of our San Jose, California facility.

    -- Restructuring costs - non-recurring charges, unrelated to normal operations, incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market.

    -- Recovery of use tax payments - a non-recurring gain unrelated to normal operations.

    -- Recovery of doubtful accounts, net - a non-recurring gain unrelated to normal operations due to payment received from a customer from which payment was previously deemed doubtful due to the customer's financial condition.

    -- Gain on equity investments, net - a non-recurring gain unrelated to normal operations.

    -- Loss on extinguishment of debt - a non-recurring expense, unrelated to normal operations.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    ABOUT CIENA

    CIENA Corporation delivers innovative network solutions to the world's largest service providers and enterprises, increasing the cost-efficiency of current services while enabling the creation of new carrier-class data services built upon the existing network infrastructure. Additional information about CIENA can be found at www.ciena.com.

    CONTACT: CIENA Corporation
             Investor Contacts:
             Suzanne DuLong or Jessica Towns, 888-243-6223 ir@ciena.com
               or
             Press Contacts:
             Aaron Graham or Nicole Anderson, 877-857-7377 pr@ciena.com